UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 15, 2010

THOMPSON CREEK METALS COMPANY INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-33783	98-0583591
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

26 West Dry Creek Circle
Suite 810
Littleton, Colorado 80120

(Address of Principal Executive Offices)

(303) 761-8801

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former name or former address, if changed since last

report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 1.01.  Entry into a Material Definitive Agreement

On July 15, 2010, Thompson Creek Metals Company Inc. (“Thompson Creek”) announced the execution of a definitive agreement (the “Acquisition Agreement”) pursuant to which Thompson Creek will acquire, and immediately transfer to its wholly-owned subsidiary (“Acquisition Sub”), all of the issued and outstanding equity of Terrane Metals Corp. (“Terrane”).  As a result, Terrane and Acquisition Sub will amalgamate to form a wholly-owned subsidiary of Thompson Creek.  The acquisition transaction will be implemented by way of a court-approved plan of arrangement under British Columbia law (the “Arrangement”).

In connection, and concurrently, with the Acquisition Agreement, Thompson Creek entered into (i) a letter agreement with Royal Gold, Inc. (“Royal Gold”) with respect to the purchase and sale of 25% of the payable gold (the “Gold Stream Transaction”) from Terrane’s Mt. Milligan Copper Gold Project (“Mt. Milligan”), (ii) entered into lock-up agreements with certain Terrane directors and officers under which such directors and officers agreed to, among other thing, vote their shares in favor of the Arrangement, and (iii) entered into a lock-up agreement with Terrane’s largest shareholder, Goldcorp Inc. (“Goldcorp”), under which Goldcorp has agreed to, among other things, vote its Terrane shares in favor of the Arrangement.

The Acquisition Agreement

At the Effective Time (as defined in the Acquisition Agreement), each holder of Terrane shares (other than Thompson Creek, if applicable, and any Dissenting Securityholder (as defined in the Acquisition Agreement)) will receive C$0.90 in cash and 0.052 of a Thompson Creek common share per Terrane share (the “Acquisition Consideration”).  At the Effective Time, Terrane’s existing stock options, which are all in the money, will be exercised on a cashless basis for total consideration of approximately C$6 million and 0.4 million Thompson Creek shares.  Terrane’s existing two series of warrants (approximately 45.5 million warrants expiring in April 2011 with a strike price of C$1.50 and approximately 18.0 million warrants expiring in June 2012 with a strike price of C$0.85) will remain outstanding and, in accordance with their terms, the holders thereof will be entitled to receive the same cash and share consideration as Terrane’s common shareholders upon exercise.  The total value of the consideration offered to the shareholders of Terrane is approximately C$650 million, which is comprised of approximately C$413 million in cash and C$237 million attributable to the value of approximately 23.9 million Thompson Creek common shares to be issued.

The completion of the Arrangement is subject to, among other things, the favorable vote of 66 2/3% of the Terrane equity shareholders at a special meeting called to approve the transaction expected to occur in September 2010.  The Arrangement will require approval by the Supreme Court of British Columbia.  In addition, the transaction will also be subject to certain other customary conditions, including receipt of regulatory approvals in Canada.  Terrane has also provided Thompson Creek with certain other customary rights, including a non-solicitation covenant and a right to match competing offers.  In the event that the transaction is not completed, Terrane has agreed to pay Thompson Creek a termination fee equal to C$20 million, under certain circumstances.

The Board of Directors of Thompson Creek and Terrane have each unanimously approved the Arrangement and Terrane’s Board of Directors will recommend that Terrane shareholders vote in favor of the Arrangement.  In addition to Goldcorp, certain Terrane directors and officers have entered into lock-up agreements with Thompson Creek under which they have agreed to retain and vote their Terrane shares in favor of the Arrangement and not to solicit any competing acquisition proposals.

The foregoing description of the transaction, the Acquisition Agreement and the Arrangement does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference into this Item 1.01.  The foregoing description of the lock-up agreements with certain Terrane directors and officers does not purport to be complete and is qualified in its entirety by reference to the lock-up agreements with such directors and officers, which are filed as Exhibits 10.1 — 10.12 hereto and incorporated herein by reference into this Item 1.01.

The Gold Stream Letter Agreement

In connection with the Arrangement, Thompson Creek entered into a letter agreement with Royal Gold, Inc., dated July 15, 2010 (the “Gold Letter Agreement”), pursuant to which the parties agreed, upon Thompson Creek’s acquisition of 100% of Terrane, to enter into a purchase and sale agreement (the “Gold Sale Agreement”) to effectuate the Gold Stream Transaction.  Royal Gold will, as part of the Gold Stream Transaction, purchase gold equal to 25% of the payable gold to be produced from Mt. Milligan.

Under the terms of the Gold Stream Transaction, Thompson Creek will receive from Royal Gold staged cash payments aggregating $311.5 million (all amounts are in U.S. dollars, unless otherwise noted); $226.5 million of which will be paid at the closing of the Arrangement, and $85.0 million to be paid during mine construction.  In addition, for each of the first 550,000 ounces of gold delivered to Royal Gold, Thompson Creek will receive a cash payment per ounce equal to the lesser of $400 or the prevailing market price.  For each ounce of gold delivered thereafter, Thompson Creek will receive a cash payment equal to the lesser of $450 or the prevailing market price.

Thompson Creek and Royal Gold have each agreed to an exclusivity arrangement with the other party in respect to certain alternative gold related financing transactions related to Mt. Milligan until the closing of the Arrangement or earlier termination of the Gold Letter Agreement in accordance with the terms of such agreement.

The foregoing description of the Gold Letter Agreement and the Gold Stream Transaction does not purport to be complete and is qualified in its entirety by reference to the Gold Letter Agreement, which is filed as Exhibit 10.13 hereto and incorporated by reference into this Item 1.01.  The filed Gold Letter Agreement includes the form of the Gold Sale Agreement as an exhibit thereto.

Goldcorp Lock-up Agreement

On July 15, 2010, concurrently with and as an inducement for Thompson Creek’s entry into the Acquisition Agreement, Goldcorp entered into a Lock-up Agreement with Thompson Creek, pursuant to which Goldcorp agreed to retain and vote their Terrane shares in favor of the Arrangement and not to solicit any competing acquisition proposals.  Goldcorp has also agreed that, during the two year period following the consummation of the Arrangement, in the event Goldcorp wishes to sell its Thompson Creek common shares that it acquired in connection with the Arrangement or thereafter in an amount that equals or exceeds three percent of the then-outstanding common shares of Thompson Creek, Thompson Creek shall then have a limited opportunity to find and present a purchaser for such shares.  Notwithstanding these requirements, Thompson Creek has agreed that in certain circumstances Goldcorp may vote in favor of a superior proposal.

The Lock-up Agreement will terminate upon the earliest of (i) December 31, 2010 if the Effective Time has not occurred by such date, (ii) the termination of the Acquisition Agreement in accordance with its terms, (iii) at any time upon mutual written consent of the parties, and (iv) the Effective Time of the Arrangement.

Goldcorp holds approximately 240.0 million preference shares and approximately 27.3 million common shares.  Under the Acquisition Agreement, Goldcorp has agreed to convert its preference shares to common shares of Terrane prior to the record date of the meeting of Terrane shareholders to approve the Arrangement.  On a combined basis, Goldcorp’s shares represent approximately 58% of the outstanding voting equity of Terrane.

The foregoing description of the Lock-up Agreement does not purport to be complete and is qualified in its entirety by reference to the Lock-up Agreement, which is filed as Exhibit 10.14 hereto and incorporated by reference into this Item 1.01.

Item 3.02  Unregistered Sales of Equity Securities

The issuance of the Thompson Creek’s securities in the Arrangement is expected to be exempt from registration under Section 3(a)(10) of the Securities Act of 1933, as amended. Section 3(a)(10) exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to whom the securities will be issued have the right to appear. The Arrangement will be subject to approval by the Supreme Court of British Columbia.  The common shares underlying the Terrane warrants will not be exempt from registration and can only be resold pursuant to a registration statement or applicable exemption.

Item 1.01 of this Current Report on Form 8-K contains a more detailed description of the Arrangement, and is incorporated into this Item 3.02 by reference.

Item 9.01  Financial Statements and Exhibits.

(d)                               Exhibits.

Exhibit No.	Description
2.1	Arrangement Agreement by and among Thompson Creek Metals Company Inc. and Terrane Metals Corp., dated July 15, 2010*

10.1	Lock-up Agreement between Thompson Creek Metals Company Inc. and Wes Carson, dated July 15, 2010

10.2	Lock-up Agreement between Thompson Creek Metals Company Inc. and Jeffrey P. Franzen, dated July 15, 2010

10.3	Lock-up Agreement between Thompson Creek Metals Company Inc. and Paul Hosford, dated July 15, 2010

10.4	Lock-up Agreement between Thompson Creek Metals Company Inc. and Basil Huxman, dated July 15, 2010

10.5	Lock-up Agreement between Thompson Creek Metals Company Inc. and Darin Labrenz, dated July 15, 2010

10.6	Lock-up Agreement between Thompson Creek Metals Company Inc. and Douglas A. Leishman, dated July 15, 2010

10.7	Lock-up Agreement between Thompson Creek Metals Company Inc. and Peter Marshall, dated July 15, 2010

10.8	Lock-up Agreement between Thompson Creek Metals Company Inc. and Darren Morgans, dated July 15, 2010

10.9	Lock-up Agreement between Thompson Creek Metals Company Inc. and Darren O’Brien, dated July 15, 2010

10.10	Lock-up Agreement between Thompson Creek Metals Company Inc. and Robert P. Pease, dated July 15, 2010

10.11	Lock-up Agreement between Thompson Creek Metals Company Inc. and The Hon. John D. Reynolds, dated July 15, 2010

10.12	Lock-up Agreement between Thompson Creek Metals Company Inc. and Glen W. Wonders, dated July 15, 2010

10.13	Letter Agreement between Thompson Creek Metals Company Inc. and Royal Gold, Inc., dated July 15, 2010*

10.14	Lock-up Agreement between Thompson Creek Metals Company Inc. and Goldcorp Inc., dated July 15, 2010

*                 Certain portions of this exhibit have been omitted by redacting a portion of the text (indicated by asterisks in the text). This exhibit has been filed separately with the U.S. Securities and Exchange Commission pursuant to a request for confidential treatment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMPSON CREEK METALS COMPANY INC.

	By:	/s/ Pamela L. Saxton
Date: July 21, 2010	Name:	Pamela L. Saxton
	Title:	CFO and VP, Finance

Exhibit Index

Exhibit No.	Description
2.1	Arrangement Agreement by and among Thompson Creek Metals Company Inc. and Terrane Metals Corp., dated July 15, 2010*

10.1	Lock-up Agreement between Thompson Creek Metals Company Inc. and Wes Carson, dated July 15, 2010

10.2	Lock-up Agreement between Thompson Creek Metals Company Inc. and Jeffrey P. Franzen, dated July 15, 2010

10.3	Lock-up Agreement between Thompson Creek Metals Company Inc. and Paul Hosford, dated July 15, 2010

10.4	Lock-up Agreement between Thompson Creek Metals Company Inc. and Basil Huxman, dated July 15, 2010

10.5	Lock-up Agreement between Thompson Creek Metals Company Inc. and Darin Labrenz, dated July 15, 2010

10.6	Lock-up Agreement between Thompson Creek Metals Company Inc. and Douglas A. Leishman, dated July 15, 2010

10.7	Lock-up Agreement between Thompson Creek Metals Company Inc. and Peter Marshall, dated July 15, 2010

10.8	Lock-up Agreement between Thompson Creek Metals Company Inc. and Darren Morgans, dated July 15, 2010

10.9	Lock-up Agreement between Thompson Creek Metals Company Inc. and Darren O’Brien, dated July 15, 2010

10.10	Lock-up Agreement between Thompson Creek Metals Company Inc. and Robert P. Pease, dated July 15, 2010

10.11	Lock-up Agreement between Thompson Creek Metals Company Inc. and The Hon. John D. Reynolds, dated July 15, 2010

10.12	Lock-up Agreement between Thompson Creek Metals Company Inc. and Glen W. Wonders, dated July 15, 2010

10.13	Letter Agreement between Thompson Creek Metals Company Inc. and Royal Gold, Inc., dated July 15, 2010*

10.14	Lock-up Agreement between Thompson Creek Metals Company Inc. and Goldcorp Inc., dated July 15, 2010

*                 Certain portions of this exhibit have been omitted by redacting a portion of the text (indicated by asterisks in the text).  This exhibit has been filed separately with the U.S. Securities and Exchange Commission pursuant to a request for confidential treatment.